UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 14, 2023, the following information is being sent via email to certain beneficial owners of FuelCell Energy, Inc.’s common stock:

Be the vote that counts. FUELCELL ENERGY, INC. 2023 Annual Meeting Vote by April 26, 2023 VOTE NOW

According to our latest records, we have not received your voting instructions! Important proxy voting material is ready for your action. Why Should I Vote? As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts! Ways to Vote ProxyVote 800.454.8683 At the Meeting Virtual Meeting Important Information For holders as of February 10, 2023 Account Number: 3456789012345678901 Meeting Date: April 27, 2023 Control Number: 0123456789012345 CUSIP: 35952H601 View documents: Notice of Meeting and Proxy Statement | Annual Report | Additional Information |

ProxyVote App Did you know you can access all of your proxy events in one place? Go to the Apple App Store or Google Play and search for "ProxyVote." Once you install the app, just create an account to get started. © 2023 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement